RARE MEDIUM GROUP, INC.

             AMENDED AND RESTATED 1998 LONG-TERM INCENTIVE PLAN


               1. Purpose. The purpose of this Amended and Restated 1998 Long-Term Incentive Plan (the "Plan") of Rare Medium Group, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company and its stockholders by providing a means to attract, retain, motivate and reward executive officers, key employees, directors and consultants of and service providers to the Company and its subsidiaries (including consultants and others providing services of substantial value) and to enable such persons to acquire or increase their proprietary interest in the Company, thereby promoting a closer identity of interests between such persons and the Company's stockholders.

               2. Definitions. The terms "Award" or "Awards" under the Plan means Options, SARs (including Limited SARs), Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of other compensation or right, Dividend Equivalents and Other Stock Based Awards as set forth in Section 6 hereof together with any other right or interest granted to a Participant under the Plan. For purposes of the Plan, the following additional terms shall be defined as set forth below:

                      (a) "Award Agreement" means any written agreement, contract, notice or other instrument or document evidencing an Award.

                      (b) "Beneficial Owner" and related terms shall have the meaning ascribed thereto under Section 13(d) of the Exchange Act, including Rule 13d-3, and any successor thereto.

                      (c) "Beneficiary" shall mean the person, persons, trust or trusts which have been designated by the Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant's death or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

                      (d) "Board" means the Board of Directors of the Company.

                      (e) Unless otherwise defined in an Award Agreement, a "Change in Control" shall be deemed to have occurred if: (i) there is a merger or consolidation of the Company into or with any other corporation when the Company is not the surviving entity of such merger or consolidation, (ii) there is an acquisition, directly or indirectly by any entity or "group" (as defined in Section 13(d) of the Securities and Exchange Act of 1934, as amended), of stock or options, or any combination thereof, (a) constituting a majority of the then outstanding common stock of the Company or (b) possessing a majority of the then outstanding voting power of the Company, (iii) there is any similar purchase or other acquisition of a majority of the total equity interest of the Company, (iv) there is an acquisition of all, or substantially all of, the assets of the Company, or (v) upon the formation of a joint venture or partnership with the Company for the purpose of effecting a transfer of control of, or a material interest in, the Company (such merger, consolidation, sale or other transaction being hereinafter referred to as a "Transaction"). There shall be excluded from the foregoing any Transaction following which (a) the holders of Common Stock prior to the Transaction retain or acquire securities constituting a majority of the outstanding voting common stock of the acquiring or surviving corporation or other entity or (b) no single person owns more than half of the outstanding voting common stock of the acquiring or surviving corporation or other entity. For purposes of this definition, voting common stock of the acquiring or surviving corporation or other entity that is issuable upon conversion of convertible securities or upon exercise of warrants or options shall be considered outstanding, and all securities that vote in the election of directors (other than solely as the result of a default in the making of any dividend or other payment) shall be deemed to constitute that number of shares of voting common stock which is equivalent to the number of such votes that may be cast by the holders of such securities.

                      (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include regulations thereunder and successor regulations thereto.

                      (g) "Committee" means the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; provided, however, that the Committee shall consist solely of two or more directors. In appointing members of the Committee, the Board will consider whether each member shall qualify as a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) of the Exchange Act and as an "outside director" within the meaning of Treasury Regulation ss.1.162-27(e)(3) under Code Section 162(m), but such members are not required to so qualify at the time of appointment or during their term of service on the Committee.

                      (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include rules thereunder and successor provisions and rules thereto.

                      (i) "Fair Market Value" means, with respect to Awards or other property, the fair market value of such Stock, Award or other property determined by such methods or procedures as shall be established from time to time by the Committee; provided, however, that the "Fair Market Value" of Stock shall be based upon the last sales price or, if unavailable, the average of the closing bid and asked prices per share of the Stock on such date (or, if there was no trading or quotation in the Stock on such date, on the next preceding date on which there was trading or quotation) as reported in The Wall Street Journal (or other reporting service approved by the Committee).

                      (j) "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

                      (k) "Non-Employee Director" means a director of the Company who is not, at the time an Option is to be granted under Section 8(a) or (b), an employee of the Company or any subsidiary of the Company.

                      (l) "Non-Employee Director Initial Option" or "Annual Option" means an Option to purchase the number of shares specified in or under Section 8(a) or (b), subject to adjustment as provided in Section 4(c), granted to a Non-Employee Director.

                      (m) "Participant" means a person who, at a time when eligible under Section 5 hereof, has been granted an Award under the Plan.

                      (n) "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

                      (o) "Stock" means the Common Stock, $.01 par value, of the Company and such other securities as may be substituted or resubstituted for Stock pursuant to Section 4.

               3.       Administration.

                      (a) Authority of the Committee. Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the
Plan:

                          (i) to select persons to whom Awards may be
granted;

                          (ii) to determine the type or types of Awards to
be granted to each such person;

                          (iii) to determine the number of Awards to be
granted, the number of shares of Stock to which an Award shall relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price or purchase price, any restriction or condition, a schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability or settlement of an Award, and waivers or accelerations thereof, performance conditions relating to a Award (including waivers and modifications thereof), based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

                          (iv) to determine whether, to what extent and
under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards or other property, or an Award may be cancelled, forfeited or surrendered;

                          (v) to determine whether, to what extent and
under what circumstances cash, Stock, other Awards or other property payable with respect to an Award shall be deferred either automatically, at the election of the Committee or at the election of the Participant;

                          (vi) to prescribe the form of each Award
Agreement, which need not be identical for each Participant;

                          (vii) to adopt, amend, suspend, waive and rescind
such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

                          (viii) to correct any defect or supply any
omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement or other instrument hereunder; and

                          (ix) to make all other decisions and
determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

Other provisions of the Plan notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards (subject to the Section 8, which provides for certain automatic grants) to Non-Employee Directors, and the Board may perform any function of the Committee under the Plan for any other purpose, including without limitation, for the purpose of ensuring that transactions under the Plan by Participants who are then subject to Section 16 of the Exchange Act in respect of the Company are exempt under Rule 16b-3. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board, except where the usage or context otherwise requires.

                      (b) Manner of Exercise of Committee Authority. Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, subsidiaries of the Company, Participants, any person claiming any rights under the Plan from or through any Participant and stockholders, except to the extent the Committee may subsequently modify, or take further action not consistent with its prior action. If not specified in the Plan, the date by which the Committee must or may make all determinations shall be determined by the Committee, and any such determination may thereafter by modified by the Committee (subject to Section 9(e)). The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or a subsidiary of the Company, the authority, subject to such terms as the Committee shall determine, to perform such functions as the Committee may determine, to the extent permitted under applicable law.

                      (c) Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any subsidiary, the Company's independent certified public accountants or any executive, compensation consultant, legal counsel or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, or any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

               4. Stock Subject to Plan.

                      (a) Amount of Stock Reserved. Subject to adjustment as provided in Section 4(c) below, the maximum aggregate number of shares of Stock that may be delivered for all purposes under the Plan shall be twenty-three million (23,000,000) shares. Shares of Stock subject to any Award, including, without limitation, an ISO, Restricted Stock or Deferred Stock Award, shall not be deemed delivered if such Awards are forfeited, expire or otherwise terminate without delivery of shares to the Participant and the number of shares of Stock as to which such Award was not exercised will be available for future Awards. If an Award valued by reference to Stock may only be settled in cash, the number of shares to which such Award relates shall be deemed to be Stock subject to such Award for purposes of this Section 4(a). Any shares of Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares acquired in the market for Participant's Account.

                      (b) Annual Per Participant Limitations. With respect to ISO Awards, the value of shares of Stock that may be delivered upon the exercise of an ISO in any one year period cannot exceed $100,000 based on the fair market value of the Stock at the date of the ISO grant. All Options and SARs shall terminate no later than ten (10) years from the date of grant. No Participant may be granted Options and SARs that become exercisable for the first time in any one year period for more than 700,000 shares of Stock and Awards other than Options and SARs that may be settled for the first time in any one year period by delivery of more than 350,000 shares of Stock, subject to adjustment as provided in Section 4(c). In addition, with respect to Awards that may be settled in cash (in whole or in part), no Participant may be paid during any calendar year cash amounts relating to such Awards that exceed the greater of the Fair Market Value of the 350,000 shares of Stock (i) at the date of grant or (ii) at the date of settlement of Award.

                      (c) This provision sets forth separate limitations, so that Awards that may be settled solely by delivery of Stock shall not operate to reduce the amount of cash-only Awards, and vice-versa;
nevertheless, Awards that may be settled in Stock or cash must not exceed any applicable limitation.

                      (d) Adjustments. In the event that the Committee shall determine that any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or exchange of Stock or other securities, Stock dividend or other special, large and non-recurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock reserved and available for Awards under Section 4(a), including shares reserved for ISOs and Restricted and Deferred Stock,
(ii) the number and kind of shares of Stock specified in the annual per participant limitations provisions under Section 4(b), (iii) the number and kind of shares of Stock to be subject to Non-Employee Director Initial and Annual Options thereafter granted, (iv) the number and kind of shares of outstanding Restricted Stock or other outstanding Award in connection with which shares have been issued, (v) the number and kind of shares that may be issued in respect of other outstanding Awards, and (vi) the exercise price, grant price or purchase price relating to any Award (or, if deemed appropriate, the Committee may make provision for a cash payment with respect to any outstanding Award). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any subsidiary or the financial statement of the Company or any subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. The foregoing notwithstanding, no adjustments shall be authorized under this Section 4(c) with respect to ISOs or SARs in tandem therewith to the extent that such authority would cause the Plan to fail to comply with Section 422(b)(1) of the Code.

               5. Eligibility. Executive officers and key employees of the Company and its subsidiaries, including any director or officer who is also such an executive officer or key employee, directors of the Company, and persons who provide consulting or other services to the Company deemed by the Committee to be of substantial value to the Company, are eligible to be granted Awards under the Plan. In addition, a person who has been offered employment by the Company or its subsidiaries or agreed to become a director of the Company is eligible to be granted an Award under the Plan; provided, however, that such Award shall be cancelled if such person fails to commence such employment service as a director, and no payment of value may be made in connection with such Award until such person has commenced such employment or service.

               6. Specific Terms of Awards.

                      (a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service of the Participant. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except as expressly provided by the Committee (including for purposes of complying with requirements of the Delaware General Corporation Law relating to lawful consideration for issuance of shares), no consideration other than services shall be required for the grant (but not the exercise) of any Award.

                      (b) Options. The Committee is authorized to grant Options (including "reload" options automatically granted to offset specified exercises of Options) ("Options") on the following terms and conditions:

                          (i) Exercise Price. The exercise price per share
of Stock purchasable under an Option shall be determined by the Committee; provided, however, that, except as otherwise provided for herein, such exercise price shall be not less than the Fair Market Value of a share on the date of grant of such Option.

                          (ii) Date and Method of Exercise. The Committee
shall determine the date or dates at which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock, other Award or awards granted under other Company plans or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through "cashless exercise arrangements," to the extent permitted by applicable law), and the methods by which Stock shall be delivered or deemed to be delivered to Participants.

                          (iii) ISOs. The terms of any ISO granted under
the Plan shall comply in all respects with the provisions of Section 422 of the Code including, but not limited to, the requirement that no ISO shall be granted more than 10 years after the effective date of the Plan. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either Plan or any ISO under Section 422 of the Code, unless requested by the affected Participant.

                          (iv) Termination Date. The Committee shall
determine the date or dates at which an Option shall terminate, provided, however, that such termination date shall be no later than the tenth anniversary of the date of grant of such Option.

                      (c) Stock Appreciation Rights. The Committee is authorized to grant stock appreciation right ("SARs") on the following terms and conditions:

                          (i) Right to Payment. A SAR shall confer upon the
Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one (1) share of Stock on the date of exercise (or, if the Committee shall so determine in the case of any such right other than or related to an ISO, the Fair Market Value of one (1) share at any time during a specified period before after the date of exercise), over (B) the grant price of the SAR as determined by the Committee as the date of grant of the SAR, which, except as otherwise provided for herein, shall be not less than the Fair Market Value of one
(1) share of Stock on the date of grant.

                          (ii) Other Terms. The Committee shall determine
the date, or dates, at which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Stock will be delivered or deemed to be delivered to Participants, whether an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised upon the occurrence of a Change in Control may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. Limited SARs may be either freestanding or issued in tandem with other Awards.

                          (iii) Termination Date. The Committee shall
determine the date or dates at which an SAR shall terminate, provided, however, that such termination date shall be no later than the tenth anniversary of the date of grant of such SAR.

                      (d) Restricted Stock. The Committee is authorized to grant restricted stock ("Restricted Stock") on the following terms and conditions:

                          (i) Grant and Restrictions. Restricted Stock
shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such dates, under such circumstances, in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock or the right to receive dividends thereon.

                          (ii) Forfeiture. Except as otherwise determined
by the Committee, upon termination of employment or service (as determined under criteria established by the Committee) during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of termination resulting from specified causes.

                          (iii) Certificates for Stock. Restricted Stock
granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates may bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company may retain physical possession of the Restricted Stock certificate, in which case the Participant shall be required to have delivered a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

                          (iv) Dividends. Dividends paid on Restricted
Stock shall be either paid at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or the payment of such dividends shall be deferred and/or the amount or value thereto automatically reinvested in additional Restricted Stock, other Awards, or other investment vehicles, as the Committee shall determine or permit. Stock distributed in connection with property distributed as a dividend shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed, unless otherwise determined by the Committee.

                      (e) Deferred Stock. The Committee is authorized to grant deferred stock ("Deferred Stock") subject to the following terms and conditions:

                          (i) Award and Restrictions. Delivery of Stock
shall occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times, separately or in combination, in installments or otherwise, as the Committee may determine.

                          (ii) Forfeiture. Except as otherwise determined
by the Committee, upon termination of employment or service (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock shall be waived in whole or in part in the event of termination resulting from specified causes.

                      (f) Bonus Stock and Awards in Lieu of Cash
Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash under other plans or compensatory arrangements.

                      (g) Dividend Equivalents. The Committee is authorized to grant dividend equivalents entitling the Participant to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock ("Dividend Equivalents"). Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture as the Committee may specify.

                      (h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant such other Awards that may be denominated or payable in, valued in whole or in part or by reference to, or otherwise based on, or related to, Stock and factors that may influence the value of Stock as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of, or the performance of, specified subsidiaries (collectively, "Other Stock-Based Awards"). The Committee shall determine the terms and conditions of such Awards. Stock issued pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may be granted pursuant to this Section 6(h).

               7. Certain Provisions Applicable to Awards.

                      (a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, at the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company, any subsidiary or any business entity to be acquired by the Company or a subsidiary, or an other right of a Participant to receive payment from the Company or any subsidiary. Awards granted in addition to or in tandem with other Awards may be granted either as of the same time as or different time from the grant of such other Awards or awards.

                      (b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any ISO or an SAR granted in tandem therewith exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

                      (c) Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a subsidiary upon the grant, exercise or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments or on a deferred basis. Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments denominated in Stock.

                      (d) Rule 16b-3 Compliance.

                          (i) Six-Month Holding Period. Unless a
Participant could otherwise dispose of equity securities, including derivative securities, acquired under the Plan without incurring liability under Section 16(b) of the Exchange Act, equity securities acquired under the Plan must be held for a period of six (6) months following the date of such acquisition, provided that this condition shall be satisfied with respect to a derivative security if at least six (6) months elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security.

                          (ii) Other Compliance Provisions. With respect to
a Participant who is then subject to Section 16(b) of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that shall ensure that each transaction by such Participant is exempt from liability under Rule 16b-3, except that such a Participant may be permitted to engage in a non-exempt transaction under the Plan if written notice has been given to the Participant regarding the non-exempt nature of such transaction. The Committee may authorize the Company to repurchase any Award or shares of Stock resulting from any Award in order to prevent any Participant who is subject to Section 16 of the Exchange Act from incurring liability under
Section 16(b). Unless otherwise specified by the Participant, equity securities, including derivative securities acquired under the Plan, which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.

                      (e) Loan Provisions. With the consent of the Committee, and subject at all times to, and only to the extent, if any, permitted under and in accordance with, laws and regulations and other binding obligations or provisions applicable to the Company, the Company may make, guarantee or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Award including the payment by a Participant of any or all federal, state or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and conditions, if any, under which the loan or loans may be forgiven.

                      (f) Performance-Based Awards. The Committee may, in its discretion, designate any Award the exercisability or settlement of which is subject to the achievement of performance conditions as a performance-based Award subject to this Section 7(f). The performance objectives for an Award subject to this Section 7(f) shall consist of one or more business criteria and a targeted level or levels of performance with respect to such criteria, as specified by the Committee. Such levels of performance may be expressed in absolute or relative levels. Achievement of performance objectives with respect to such Awards shall be measured over a period of not less than one (1) year nor more than five (5) years, as the Committee may specify. Performance objectives may differ for such Awards to different Participants. The Committee shall specify the weighting to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award. The Committee may, in its discretion, reduce the amount of a payout otherwise to be made in connection with an Award subject to this Section 7(f), and the Committee may consider other performance criteria in exercising such discretion. All determinations by the Committee as to the achievement of performance objectives shall be in writing.

                      (g) Acceleration upon a Change of Control.
Notwithstanding anything contained herein to the contrary, unless otherwise provided by the Committee in an Award Agreement, all conditions and restrictions relating to an Award, including limitations on exercisability, risks of forfeiture, deferral periods and conditions and restrictions requiring the continued performance of services or the achievement performance objectives with respect to the exercisability or settlement of such Award, shall immediately lapse upon a Change in Control.

               8. Options Granted Automatically to Non-Employee Directors.

                      (a) Initial Option Grants. A Non-Employee Director Initial Option shall be automatically granted as of the effective date of the Non-Employee Director's initial election to the Board if he or she qualifies as a Non-Employee Director at that date.

                      (b) Annual Option Grants. A Non-Employee Director Annual Option shall be automatically granted at the close of business on the date of final adjournment of each annual meeting of stockholders of the Company, to each member of the Board of Directors who then qualifies as a Non-Employee Director. The foregoing notwithstanding, any person who has been automatically granted a Non-Employee Director Initial Option under
Section 8(a) shall not be automatically granted a Non-Employee Director Annual Option at the first annual meeting of stockholders following such grant of the Initial Option if such annual meeting takes place within three
(3) months after the effective date of such grant of the Initial Option.

                      (c) Number of Shares Subject to Automatic Option Grants In the case of any Initial or Annual Option, the number of shares of Stock to be subject to each Initial Option shall be 25,000 and each Annual Option shall be 25,000 or, if so determined by the Board, such other number of shares specified in the most recent resolution of the Board adopted on or prior to the date of the annual meeting of stockholders that coincides with or most recently precedes the date of grant of the Option.

                      (d) Other Non-Employee Director Initial and Annual Option Terms. Other terms of Initial and Annual Options shall be as follows:

                          (i) The exercise price per share of Stock
purchasable upon exercise of a Non-Employee Director Initial or Annual Option shall be equal to 100% of the Fair Market Value of a share of Stock on the date of grant of the Option.

                          (ii) A Non-Employee Director Initial or Annual
Option shall expire at the earlier of (A) ten 10 years after the date of grant or (B) one (1) year after the date the Participant ceases to serve as a director of the Company for any reason.

                          (iii) Each Non-Employee Director Initial or
Annual Option may be exercised, prior to expiration, commencing one (1) year after the date of grant, or at such earlier date as may be specified the Board of Directors; provided, however, that an Option may be exercised following a Participant's termination of service as a director for reasons other than death or disability, but only if the director served for, at least, eleven (11) months after the date of grant or the Option was otherwise exercisable at the date of termination of service.

                      (e) Method of Exercise. A Participant may exercise a Non-Employee Director Initial or Annual Option, in whole or in part, at such date as it is exercisable and prior to its expiration, by giving written notice of exercise to the Secretary of the Company, specifying the Option to be exercised and the number of shares to be purchased, and paying in full the exercise price in cash (including by check) or by surrender of shares already owned by the Participant (except for shares acquired from the Company by exercise of option less than six (6) months before the date of surrender) having a Fair Market Value at the time of exercise equal to the exercise price, or by a combination of cash and shares.

                      (f) Availability of Shares. If an automatic grant of Options authorized under Section 8(a) or (b) cannot be made in full due to the limitation set forth in Section 4(a), such grant shall be made (together with other automatic grants to occur at the same time) to the greatest extent then permitted under Section 4(a).

               9. General Provisions.

                      (a) Compliance With Laws and Obligations. The Company shall not be obligated to issue or deliver Stock in connection with any Award or take any other action under the Plan in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system or any other law, regulation or contractual obligation of the Company until the Company is satisfied that the Company is in full compliance with such laws, regulations and other obligations of the Company. Certificates representing shares of Stock issued under the Plan shall be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

                      (b) Limitations on Transferability. Awards and other rights under the Plan shall not be transferable by a Participant, except by will or the laws of descent and distribution or to a beneficiary in the event of the Participant's death, shall not be pledged, mortgaged, hypothecated or otherwise encumbered, or otherwise subject to the claims of creditors, and, in the case of ISOs and SARs in tandem therewith, shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative; provided, however, that such Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant to the extent and on such terms as then may be permitted by the Committee.

                          (i) Procedures. The Company acting as the
"Administrator" of the Plan within the meaning of Section 3(16) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), shall make all determinations as to the right of any claimant to an uninsured benefit under this Plan in accordance with the procedure set forth below.

                          (ii) Claims. All claims for benefits under this
Plan shall be made in writing and shall be signed by the applicant. Claims shall be submitted to a representative designated by the Company and hereinafter referred to as the "Plan Sponsor's Representative."

                               (A) Each claim hereunder shall be acted on
and approved or disapproved by the Company within ninety (90) days following the receipt by the Plan Sponsor's Representative of the information necessary to process the claim.

                               (B) In the event the Company denies a claim
for benefits, in whole or in part, the Company shall notify the applicant in writing of the denial of the claim and notify such applicant of his/her right to a review of the decision by the Named Appeals Fiduciary. Such notice shall also set forth, in a manner calculated to be understood by the applicant, the specific reason for such denial, the specific Plan provisions on which the denial is based, a description of any additional material or information necessary to perfect the claim, with an explanation of why such materials or information is necessary, and an explanation of the Plan's claim review procedure as set forth in this paragraph.

                               (C) If no action is taken by the Company on
an applicant's claim within ninety (90) days after receipt by the Plan Sponsor's Representative, such application shall be deemed to be denied for purposes of the following appeals procedure.

                          (iii) Review of Decision. Any applicant whose
claim for benefits is denied in whole or in part (such applicant being hereinafter referred to as the "Claimant") may appeal from such denial to the Named Appeals Fiduciary for a review of the decision. Such appeal must be made within sixty (60) days after the Claimant has received written notice of the denial as provided above in Paragraph ii. An appeal must be submitted in writing within such period and must:

                               (A) Request a review by the Named Appeals
Fiduciary of the claim for benefits under this Plan;

                               (B) Set forth all of the grounds upon which
the Claimant's request for review is based and any facts in support thereof; and

                               (C) Set forth any issues or comments which
the Claimant deems pertinent to the appeal.

                          Upon receipt of a notice of denial, the Plan
Sponsor's Representative shall establish a hearing date on which the Claimant may make an oral presentation in support of his/her appeal. All oral appeals shall be heard by the Named Appeals Fiduciary. The Claimant may elect to forego the oral presentation. In such event, the Named Appeals Fiduciary shall determine the appeal on the basis of the written evidence as presented by the parties.

                          The Named Appeals Fiduciary shall act upon each
appeal within sixty (60) days after receipt thereof unless special circumstances require an extension of the time for processing the Claimant's request, any such written notice of the extension shall be forwarded to the Claimant prior to the commencement of the extension. In no event shall such extension exceed a period of one hundred twenty (120) days after the request for review is received by the Named Appeals Fiduciary.

                          The Named Appeals Fiduciary shall make a full and
fair review of each appeal and any written materials submitted by the Claimant and/or the Company in connection therewith. The Named Appeals Fiduciary may require the Claimant and/or the Company to submit such additional facts, documents or other evidence as the Named Appeals Fiduciary in its discretion deems necessary or advisable in making its review. The Claimant shall be given the opportunity to review pertinent documents or materials upon submission of a written request to the Named Appeals Fiduciary, provided the Named Appeals Fiduciary finds the requested documents or materials are pertinent to the appeal.

                          On the basis of its review, the Named Appeals
Fiduciary shall make an independent determination of the Claimant's eligibility for benefits under this Plan. The decision of the Named Appeals Fiduciary on any claim for benefits shall be final and conclusive upon all parties thereto.

                          In the event the Named Appeals Fiduciary denies
an appeal, in whole or in part, the Named Appeals Fiduciary shall give written notice of the decision to the Claimant, which notice shall set forth, in a manner calculated to be understood by the Claimant, the specific reasons for such denial and which shall make specific reference to the pertinent Plan provisions on which the Named Appeals Fiduciary's decision was based.

                          (iv) Named Appeals Fiduciary. The "Named Appeals
Fiduciary" shall be the person or persons named as such by the Company. Named Appeals Fiduciaries may at any time be removed by the Company. All such removals may be with or without cause and shall be effective on the date stated in the notice of removal. The Named Appeals Fiduciary shall be the "Appropriate Named Fiduciary" within the meaning of Section 503 of ERISA, and, unless appointed to other fiduciary responsibilities, shall have no authority, responsibility, or liability with respect to any matter other than the proper discharge of the functions of the Named Appeals Fiduciary as set forth herein.

                          (v) Compliance with Regulations. It is intended
that the claims procedure of this Plan be administered in accordance with the claims procedure regulations of U.S. Department of Labor
Regulationss.2560.503-1.

                      (c) No Right to Continued Employment or Service. Neither the Plan nor any action taken hereunder shall be construed as giving any employee, director or other person the right to be retained in the employ or service of the Company or any of its subsidiaries, nor shall it interfere in any way with the right of the Company or any of its subsidiaries to terminate any employee's employment or other person's service at any time or with the right of the Board or stockholders to remove any director.

                      (d) Taxes. The Company and any subsidiary is authorized to withhold from any Award granted or to be settled, any delivery of Stock in connection with an Award, any other payment relating to an Award or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof, in satisfaction of a Participant's tax obligations.

                      (e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any such action shall be subject to the approval of the Company's stockholders at or before the next annual meeting of stockholders for which the record date is after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit such other changes to the Plan to stockholders for approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under any Award theretofore granted to him or her. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate any Award theretofore granted and any Award Agreement relating thereto; provided, however, that without the consent of an affected Participant, no such action may materially impair the rights of such Participant under such Award.

                      (f) No Rights to Awards; No Stockholder Rights. No Participant or employee shall have any claim to be granted any Award under the Plan (except for a director who has become entitled to Options under Section 8), and there is no obligation for uniformity of treatment of Participants and employees. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred and delivered to the Participant in accordance with the terms of the Award or in the case of an Option, the Option is duly exercised.

                      (g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, Stock, other Awards or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan, unless the Committee otherwise determines with the consent of each affected Participant.

                      (h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor any submission of the Plan or amendments thereto to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

                      (i) No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

                      (j) Governing Law. The validity, construction and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

                      (k) Effective Date; Plan Termination. The Plan became effective as of May 6, 1998, the date of its adoption by the Board, subject to stockholder approval, and shall continue in effect until terminated by the Board.

                      (l) Pooling-of-Interest Accounting. Notwithstanding anything to the contrary stated in this Plan, any provisions of this Plan that would result in the inability to use the pooling-of-interest method of accounting shall be deemed to be rescinded or canceled.

                      (m) None of the payments, benefits or rights of any Participant or Beneficiary shall be subject to any claim of any creditor to the fullest extent permitted by law. No Participant or Beneficiary shall have the right to alienate, anticipate, commute, encumber or assign any of the benefits or payments which he/she may expect to receive, contingently or otherwise, under this Plan, except the right to designate a Beneficiary or Beneficiaries as hereinabove provided.

                      (n) Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforeability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

                      (o) Heirs, Assigns and Personal Representatives. This Plan shall be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Participant and Beneficiary, present and future.

                      (p) Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

                      (q) Gender and Number. Except where otherwise clearly indicated by context, the masculine and the neuter shall include the feminine and the neuter, the singular shall include the plural, and vice-versa.

                      (r) Payment to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Company and all other parties with respect thereto.

                      (s) Binding Effect. The Plan shall be binding upon the Company. In the event of a merger or other event of reorganization or consolidation involving the Company, whereby the shareholders of the Company on the date of the execution of this Plan own more than fifty percent (50%) of the voting power with respect to the voting stock of the surviving entity, this Plan shall continue in full force and effect and become an obligation of the surviving entity.